UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018

DUO WORLD, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55698	35-2517572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Duo Software (Pvt.) Ltd.

No. 403 Galle Road

Colombo 03, Sri Lanka

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (870) 505-6540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [X]

Item 8.01 Other Events

On May 31, 2018, Duo World, Inc. announced that it was distributing a stock dividend to its shareholders of record as of May 29, 2018. Shareholders shall receive one full share of our common stock for every four shares of our common stock owned as of the record date.

The dividend shares will either be mailed out directly to shareholders having physical possession of their stock certificates, credited to their book entry of shares with ClearTrust, LLC, our Transfer Agent, or credited to their stock brokerage accounts.

Shareholders need not surrender their currently held stock certificates.

As a result of this stock dividend, we are issuing an aggregate of 13,147,666 shares of common stock. As a result of this stock dividend, we will have 65,738,320 issued and outstanding shares of common stock

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits – See “Exhibit Index” set forth below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2018

DUO WORLD, INC.

By:	/s/ Jennifer Perera
Jennifer Perera
Chief Financial Officer

EXHIBIT INDEX

List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-B

Exhibit No.	Document Description

99.1	Duo World, Inc. Press Release dated May 31, 2018